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                                                                  Exhibit 10c(9)

                              Amended and Restated
                         Carolina Power & Light Company
                           Restoration Retirement Plan

          Carolina Power & Light Company (the "Sponsor") established the Carolina Power & Light Company Restoration Retirement Plan (the "Plan"), effective as of January 1, 1998 ("Effective Date"), and amended and restated the Plan effective January 1, 1999.

          The Sponsor hereby restates and amends the Plan effective as of January 1, 2000.

                                   ARTICLE I.

                                     PURPOSE
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          The purpose of the Plan is to provide a means by which certain employees may be provided benefits which otherwise would be provided under the Carolina Power & Light Company Supplemental Retirement Plan, as amended (the "Retirement Plan"), in the absence of certain restrictions imposed by applicable law on benefits which may be provided under the Retirement Plan. The Plan is intended to constitute an unfunded retirement plan for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

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                                   ARTICLE II

                                   DEFINITIONS
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     Capitalized terms which are not defined herein shall have the meaning ascribed to them in the Retirement Plan.

     2.1 "Actuarial Value" shall mean an equivalent lump sum value as of the Benefit Commencement Date using the average 30-year Treasury Rate for the month of August immediately preceding the calendar year the determination is made and the GAM 83 mortality table (50% male, 50% female).

     2.2 "Affiliated Company" shall mean any corporation or other entity that is required to be aggregated with the Sponsor pursuant to Sections 414(b), (c),
(m), or (o) of the Code, but only to the extent so required.

     2.3 "Benefit Commencement Date" shall mean the effective date for the payment of a Participant's Accrued Benefit under the Retirement Plan, whether in the form of a lump sum or an annuity.

     2.4 "Board" shall mean the Board of Directors of the Sponsor.

     2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     2.6 "Committee" shall mean a committee selected by the Plan Administrator to hear claim disputes under Article IV of the Plan.

     2.7 "Company" shall mean Carolina Power & Light Company or any successor to it in the ownership of substantially all of its assets and each Affiliated Company that, with the consent of the Board, adopts the Plan and is included in Appendix A, as in effect from time to time. Appendix A shall set forth any limitations

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imposed on employees of Affiliated Companies that adopt the Plan including any limitations on benefit accruals, notwithstanding any provision in the Plan to the contrary.

     2.8 "Compensation and Benefit Limitations" shall mean (a) the limitation on compensation under the Retirement Plan in accordance with Section 401(a)(17) of the Code and (b) any limits on benefits paid under the Retirement Plan that are necessary for compliance with Section 415 of the Code.

     2.9 "Continuing Directors" shall mean the members of the Board as of the Effective Date; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by 75 percent or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.

     2.10 "Deferrals" shall mean a Participant's deferrals of compensation under the MDCP to the extent not utilized in calculating a Participant's Accrued Benefit under the Retirement Plan.

     2.11 "Eligible Employee" shall mean any member of the Retirement Plan who is not a Participant in the Sponsor's Supplemental Senior Executive Retirement Plan and who has not retired or terminated his or her employment with the Company prior to the Effective Date.

     2.12 "MDCP" shall mean the Carolina Power & Light Company Management Deferred Compensation Plan effective as of January 1, 2000 and as thereafter amended.

     2.13 "Participant" shall mean an Eligible Employee who participates in the Plan pursuant to Article III. An Eligible Employee shall remain a Participant under the Plan

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until the earlier of (a) all amounts payable on his or her behalf under the Plan have been paid, (b) the Eligible Employee no longer has a Restoration Accrued Benefit, (c) the Eligible Employee has a Termination without a Vested
Restoration Accrued Benefit, or (d) the Eligible Employee becomes a Participant in the Sponsor's Supplemental Senior Executive Retirement Plan.

     2.14 "Restoration Accrued Benefit" shall mean, as of any determination date, the excess of (a) a Participant's Accrued Benefit calculated under the Retirement Plan (i) assuming a Participant's Compensation under the Retirement Plan includes Deferrals of a Participant and (ii) without regard to the Compensation and Benefit Limitations, over (b) a Participant's Accrued Benefit calculated under the Retirement Plan. For purposes of this Section 2.14, a Participant's Accrued Benefit for purposes of clauses (a) and (b) above shall be calculated in the form of a Single Life Annuity for a Participant who does not have a Spouse and in the form of a 50% Qualified Joint and Survivor Annuity for a Participant who has a Spouse, with such calculation performed without regard to any other form of benefit elected by a Participant under the Retirement Plan.

     2.15 "Retirement Plan" shall mean the Carolina Power & Light Company Supplemental Retirement Plan, as it may be amended from time to time, or any successor plan.

     2.16 "Sponsor" shall mean Carolina Power & Light Company.

     2.17 "Spouse" shall mean the spouse of a Participant as would be determined at the applicable time under the definition of Spouse in the Retirement Plan (or any successor provisions).

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     2.18 "Termination" shall mean a termination of employment with the Sponsor and all Affiliated Companies.

     2.19 "Vested Restoration Accrued Benefit" shall mean a Participant's Restoration Accrued Benefit when the Participant becomes fully vested under the provisions of the Retirement Plan (or any successor provisions) or as provided in Article VI of the Plan.

     Unless the context clearly indicates to the contrary in interpreting the Plan, any references to the masculine alone shall include the feminine and the singular shall include the plural.

                                   ARTICLE III

                           PARTICIPATION AND BENEFITS
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     3.1  Participation. An Eligible Employee will participate in the Plan when
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he or she has a Restoration Accrued Benefit.

     3.2  Amount of Benefit Payable. Subject to the forfeiture provisions of
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Section 3.4 and lump sum payment provisions of Section 3.5 of the Plan, a
Participant who becomes eligible for the payment of a benefit under the Retirement Plan, shall be entitled to monthly benefit payments commencing on his Benefit Commencement Date based on the Participant's Restoration Accrued Benefit calculated immediately prior to the Benefit Commencement Date and actuarially adjusted as if an annuity were being paid under the Retirement Plan as of the Benefit Commencement Date. The monthly payment shall be in the form of a Single Life Annuity if the Participant has no Spouse and in the

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form of a 50% Joint and Survivor Annuity if the Participant has a Spouse, with the Spouse determined at the Benefit Commencement Date entitled to any survivor benefit upon the death of the Participant.

     3.3 Pre-Retirement Death Benefit. Subject to the provisions of Section 3.5,
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if a surviving Spouse of a deceased Participant would have been eligible for a pre-retirement death benefit under the Retirement Plan (i.e., the Spouse being married to the Participant for a one-year period prior to the date of death), then upon such Participant's death, such Spouse shall be entitled to a monthly benefit payment under the Plan commencing on the first day of the month in which he or she would be entitled to commence receiving a monthly death benefit under the Retirement Plan, equal to the amount, if any, by which (a) exceeds (b) each month, where (a) is the Spouse's monthly death benefit that would be payable in accordance with the provisions of the Retirement Plan determined as if (i) the Participant's Compensation under the Retirement Plan included Deferrals and (ii) the Compensation and Benefit Limitations did not apply, and (b) is the actual monthly death benefit payable under the Retirement Plan, and assuming for purposes of clauses (a) and (b) that the Spouse elected a monthly annuity as a death benefit under the Retirement Plan.

     3.4 Other Termination of Employment; Forfeitures. Neither Eligible
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Employees, Participants nor their Spouses or Beneficiaries are entitled to any benefits under the Plan except as otherwise provided in this Article III and under Article VI of the Plan. Any Participant who terminates employment with the Sponsor and any of its Affiliated Companies prior to a Change in Control (as defined in Article VI) and without

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being 100% vested under the Retirement Plan shall not be eligible to receive any benefits under the Plan and shall forfeit his or her Restoration Accrued
Benefit. Any Participant ceasing to be an Eligible Employee because he or she becomes a Participant in the Supplemental Senior Executive Retirement Plan shall forfeit his or her Restoration Accrued Benefit.

     Notwithstanding any other provision of the Plan, no benefit shall be payable under the Plan with respect to an Eligible Employee whose employment with the Sponsor or any of its Affiliated Companies is terminated for Cause. As used herein, the term "Cause" shall be limited to (a) action by the Eligible Employee involving willful malfeasance having a material adverse effect on the Sponsor or any of its Affiliated Companies (b) substantial and continuing willful refusal by the Eligible Employee to perform the duties ordinarily performed by an employee in the same position and having similar duties as the Eligible Employee, (c) the Eligible Employee being convicted of a felony, or (d) willful failure to comply with the Sponsor or the applicable Affiliated Company's Code of Conduct or other Policy or Procedure.

     3.5 Lump Sum Payments. The Committee shall provide for the payment under
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the Plan of a cash lump sum amount in lieu of the annuity otherwise payable under Sections 3.2 or 3.3, if the annuity amount to be paid is less that $100 per month. For a Participant (or spouse) whose benefit under the Retirement Plan is based upon the Participant's Cash Balance Account, the lump sum shall be equal to what the Restoration Accrued Benefit would be if "Cash Balance Account" were substituted for "Accrued Benefit" in Section 2.14 and Restoration Accrued Benefit referred to a dollar amount.

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For a Participant (or spouse) whose benefit under the Retirement Plan is based on the Final Average Pay Formula Pension, the lump sum shall be equal to the Actuarial Value of the annuity payments that would otherwise be made to the Participant (or spouse) under Sections 3.2 or 3.3, as the case may be.

                                   ARTICLE IV

                               PLAN ADMINISTRATION
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     4.1 Administration. The Plan shall be administered by the Sponsor's Vice
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President, Human Resources (the "Plan Administrator"). The Plan Administrator
and the Committee shall have full authority to administer and interpret the Plan, determine eligibility for benefits, make benefit payments and maintain records hereunder, all in their sole and absolute discretion, subject to the allocation of responsibilities set forth below.

     4.2 Delegated Responsibilities. The Plan Administrator shall have the
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authority to delegate any of his or her responsibilities to such persons as he or she deems proper.

     4.3 Claims.
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     (a) Claims Procedure. If any Participant, Spouse or Beneficiary has a claim
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for benefits which is not being paid, such claimant may file with the Plan
Administrator a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Plan Administrator shall notify each claimant of its decision in writing by registered or certified mail within sixty (60) days after its receipt of a claim or, under special circumstances, within ninety (90) days after its receipt of a claim. If a claim

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is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

     (b) Claims Review Procedure. A claimant whose claim has been denied or such
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claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty
(60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                    ARTICLE V

                                  MISCELLANEOUS
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     5.1 Amendment and Termination. The Board may amend, modify or terminate the
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Plan at any time, provided, however, that no such amendment or termination shall reduce any Participant's Vested Restoration Accrued Benefit under the Plan as of the date of such amendment or termination, unless at the time of such amendment or termination, affected Participants and spouses become entitled to an

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amount equal to the equivalent actuarial value, to be determined in the sole discretion of the Committee, of such Vested Restoration Accrued Benefit under another plan, program or practice adopted by a Company. In the event the Plan is terminated, the Sponsor shall determine whether to pay Vested Restoration Accrued Benefits in the form of an actuarial equivalent lump sum payment or defer the payment of Vested Restoration Accrued Benefits until the payment of Early Retirement Pensions or Normal Retirement Pensions under the Retirement Plan.

     5.2 Source of Payments. Each Company will pay with respect to its own
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Eligible Employees all benefits arising under the Plan and all costs, charges and expenses relating thereto out of its general assets.

     5.3 Non-Assignability of Benefits. Except as otherwise required by law,
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neither any benefit payable hereunder nor the right to receive any future benefit under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits under the Plan becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in his or her sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

     5.4 Plan Unfunded. Nothing in the Plan shall be interpreted or construed to
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require a Company in any manner to fund any obligation to the Participants, terminated Participants, or beneficiaries hereunder. Nothing contained in the Plan nor any action

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taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between a Company and the Participants, terminated Participants, beneficiaries, or any other persons. Any funds which may be accumulated by a Company in order to meet any obligations under the Plan shall for all purposes continue to be a part of the general assets of a Company; provided, however, that a Company may establish a trust to hold funds intended to provide benefits hereunder to the extent the assets of such trust become subject to the claims of the general creditors of such Company in the event of bankruptcy or insolvency of such Company. To the extent that any Participant, terminated Participant, or beneficiary acquires a right to receive payments from a Company under the Plan, such rights shall be no greater than the rights of any unsecured general creditor of such Company.

     5.5 Applicable Law. All questions pertaining to the construction, validity
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and effect of the Plan shall be determined in accordance with the laws of the
State of North Carolina to the extent not preempted by Federal law.

     5.6 Limitation of Rights. The Plan is a voluntary undertaking on the part
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of the Sponsor and each Company. Neither the establishment of the Plan nor the payment of any benefits hereunder, nor any action of the Sponsor, a Company or the Plan Administrator shall be held or construed to be a contract of employment between the Sponsor, a Company and any Eligible Employee or to confer upon any person any legal right to be continued in the employ of the Sponsor or a Company. The Sponsor and each Company expressly reserves the right to discharge, discipline or otherwise terminate the employment of any Eligible Employee at any time. Participation in the Plan gives no

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right or claim to any benefits beyond those which are expressly provided herein and all rights and claims hereunder are limited as set forth in the Plan.

     5.7 Severability. In the event any provision of the Plan shall be held
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illegal or invalid, or the inclusion of any Participant would serve to invalidate the Plan as an unfunded plan for a select group of management or highly compensated employees under ERISA, then the illegal or invalid provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain that provision and in the case of the inclusion of any such Participant, a separate plan, with the same provisions as the Plan, shall be deemed to have been established for the Participant or Participants ultimately determined not to constitute a select group of management or highly compensated employees.

     5.8 Headings. The headings to the Articles and Sections of the Plan are
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inserted for reference only, and are not to be taken as limiting or extending the provisions hereof.

     5.9 Incapacity. If the Plan Administrator shall determine that a
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Participant, or any other person entitled to a benefit under the Plan (the
"Recipient") is unable to care for his or her affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Plan Administrator may direct that any benefit payment due the Recipient be paid to his or her duly appointed legal representative, or, if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the

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liabilities of the Plan with respect to the Recipient.

     5.10 Binding Effect and Release. All persons accepting benefits under the
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Plan shall be deemed to have consented to the terms of the Plan. Any payment or distribution to any person entitled to benefits under the Plan shall be in full satisfaction of all claims against the Plan, the Committee, and the Sponsor and any Company arising by virtue of the Plan.

                                   ARTICLE VI

                                CHANGE IN CONTROL
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          The provisions of this Article VI shall become effective immediately upon occurrence of a Change in Control (as defined in Section 6.1).

     6.1  Definition. For the purposes of the Plan, a Change in Control of the
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Company shall be deemed to have occurred in the following circumstances:

          (a) the acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of
     1934) of beneficial ownership of 15% or more of the Sponsor's then outstanding voting securities;

          (b) a tender offer is made and consummated for the ownership of 51% or more of the Sponsor's then outstanding voting securities;

          (c) the first day on which less than 66 2/3 percent of the total membership of the Board are Continuing Directors; or

          (d) approval by stockholders of the Sponsor of a merger,

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     consolidation, liquidation or dissolution of the Sponsor, or of the sale of all or substantially all of the assets of the Sponsor.

          A Change in Control shall not be deemed to have occurred until the Plan Administrator receives written certification from the President and Chief Executive Officer of the Sponsor or, in the event of his or her inability to act, the Chief Financial Officer, or any Executive or Senior Vice President of the Sponsor that one of the events set forth above in (a) through (d) of this
Section 6.1 has occurred. The officers referred to in the previous sentence shall be those officers in office immediately prior to the occurrence of one of the events set forth above in (a) through (d) of this Section 6.1. Any determination that an event described above in (a) through (d) of this Section
6.1 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Plan Administrator, the Committee, the Sponsor, any Company and the Eligible Employees and their beneficiaries for all purposes of the Plan.

     6.2  Effect of Change in Control. Notwithstanding any other provisions of
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the Plan to the contrary, if a Change in Control occurs (i) there shall be full
Vesting of each Participant's Restoration Accrued Benefit, regardless of any termination of employment prior to eligibility for an Early Retirement Pension under the Retirement Plan, if he or she is otherwise vested under the Retirement Plan, and (ii) no amendment or termination of the Plan may reduce any Participant's Restoration Accrued Benefit as of the date of such amendment or termination.

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                                   APPENDIX A

North Carolina Natural Gas Company solely with respect to accrued benefits on or after January 1, 2000 so that no Restoration Accrued Benefit is calculated under the Plan with respect to employment prior to January 1, 2000.

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